UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138362	31-1757086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 5th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2007, Bruce F. Nardella was appointed Executive Vice President and Chief Operating Officer and Denis M. Holler was appointed Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Nardella, 49, was named President of our Eastern Division in May 2003, which currently has operations in 17 states.  Since joining the company in 1996, he has also served as a Regional Vice President and as a State Director.  Mr. Nardella is a former deputy commissioner of the Massachusetts Department of Youth Services, a state human service agency responsible for serving adjudicated youths.  He began his career working at a shelter facility for court-involved boys.  From 1994 to 1997, he held the elected position of City Council President for the City of Beverly, Massachusetts.  Mr. Nardella holds a B.A. from Colgate University, an M.P.A. from Harvard University and an M.Ed. from Boston University.

Mr. Holler, 52, was named Senior Vice President of Finance in January 2002 and led the Company’s corporate finance functions through the 2006 purchase by Vestar Capital Partners V, L.P.  In addition to overseeing all corporate finance functions of the Company, he manages external relationships with our equity sponsor, banking partners and high-yield investors.  Prior to joining us in October 2000 as Vice President of Financial Operations, Mr. Holler served initially as Controller and later as Vice President of Finance and Chief Financial Officer of the Fortress Corporation from September 1991 to November 1999.  Prior to that, he was a C.P.A. with Deloitte & Touche from 1984 to 1989, where he specialized in auditing and SEC reporting.  Mr. Holler holds a B.A. from Fordham University, as well as an M.S. in Accounting and an M.B.A. from Northeastern University.

We issued a press release announcing these appointments on May 22, 2007, which is attached as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued May 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: May 22, 2007	/s/ EDWARD M. MURPHY
Name: Edward M. Murphy
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued May 22, 2007.